EXHIBIT 10.3

AGREEMENT

This Agreement (the “Agreement”), dated as of March 14, 2006, is entered into by and between Equitex, Inc., a Delaware corporation (“EQTX”), and Fastfunds Financial Corporation, a Nevada Corporation (“Fastfunds”).

W I T N E S S E T H

WHEREAS, the EQTX and Fastfunds have entered into a Promissory Note dated as of this date (the "Note"), in the amount of $5,000,000 (the “Loan”);

WHEREAS, EQTX has agreed as partial consideration for the Loan to grant to Fastfunds a Ten Percent (10%) Net Profit Interest in income derived from the operations of Hydrogen Power, Inc.

WHEREAS, the execution of this Agreement is a condition precedent to the obligation of the EQTX to perform its obligations under the Note.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and in further consideration of the Loan to Fastfunds, the parties hereby agree as follows:

Section 1 - Net Profit Interest. EQTX hereby grants to Fastfunds a Net Profit Interest in the amount of Ten Percent (10%) of the net profit derived from operations of Hydrogen Power, Inc., for the period during which the Note is outstanding. For purposes of this Agreement, net profit shall be defined as follows:

(i) Net Profits shall mean the gross revenue of Hydrogen Power, Inc. less all ordinary and necessary operating expenses of Hydrogen Power, Inc., depreciation, amortization and reasonable administrative expenses of EQTX performed for the benefit of Hydrogen Power, Inc.

(ii) At the time of payment of the accrued interest on the Loan, EQTX shall provide to Fastfunds an internally produced accounting showing the Net Profits, if any, of Hydrogen Power, Inc. for the prior three months.

(iii) Payments due and owing to Fastfunds, if any, under the terms and conditions of this Agreement shall be made at the time of furnishing the accounting by EQTX to Fastfunds.

Section 2 - Security for Loan. This Agreement is given to secure the payment and performance of all obligations of EQTX pursuant to the terms and conditions of the Note.

Section 3 - Additional Documents. EQTX agrees that it will enter into any and all necessary documents to effectuate the terms and conditions of this Agreement.

Section 4 - Transfers and Other Liens; Additional Shares. EQTX agrees that it will not sell, transfer or otherwise dispose of, or grant any option to buy or sell with respect to, any of the shares it owns of Hydrogen Power, Inc., or create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the shares of Hydrogen Power, Inc. without the prior written consent of Fastfund.

Section 5 - Amendment. No amendment or waiver of any provisions of this Agreement shall be effective unless the same shall be in writing and signed by EQTX and Fastfunds, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6 - Continuing Security Interest; Transfer of Note(s). This Agreement shall create a net profit interest in Hydrogen Power, Inc and shall (i) be binding upon the EQTX, its successors, devisees, legatees and assigns, and (ii) inure to the benefit of Fastfunds and its successors, permitted transferees and permitted assigns. Upon the payment and performance in full of the Loan under the Loan Documents, this Agreement shall be terminated.

Section 7 - Governing Law; Terms. This Agreement shall be governed by the laws of the State of Colorado, without regard to the choice of law provisions thereof. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given in the Loan document.

Section 8 - Expenses. EQTX will upon demand pay to Fastfunds the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Fastfunds may incur in connection with (i) the exercise or enforcement of any of the rights of Fastfunds hereunder or (ii) the failure by EQTX to perform or observe any of the provisions hereof.

Section 9 - Representations and Warranties. EQTX represents and warrants, which representations and warranties shall survive the execution and delivery of this Agreement, that:

(a) EQTX is the direct and beneficial owner of Hydrogen Power, Inc., and Hydrogen Power, Inc. is owned by EQTX free and clear of any lien, security interest, charge or encumbrance.

(b) The execution, delivery and performance EQTX of this Agreement has been duly authorized, does not require the consent of any governmental body or other regulatory authority, and will not violate, conflict with or result in a breach of any provision of any agreement, indenture or other instrument to which EQTX is a party or is bound by.

Section 10 - Notices. All notices and other communications under this Agreement shall be in writing and deemed to have been given: (a) when made if personally delivered by hand (with written confirmation of receipt); (b) on the date received if sent via national overnight courier; or (c) when receipt is acknowledged by the receiving party if sent via facsimile or electronic mail, addressed to the address of such party as follows:

 If to EQTX:

Equitex, Inc.
7315 East Peakview Avenue
Englewood, Colorado 80111
Attention: Henry Fong, President
Telephone: (561) 514-9042
Facsimile: (561) 514-9046
Email: hfong@equitex.net

If to Fastfunds:

FastFunds Financial Corporation
11100 Wayzata Blvd, Suite 111
Minnetonka, MN 55305
Attention: Michael Casazza, Chief Executive Officer
Telephone: (952) 541-0455
Facsimile: (952) 417-1996
Email: mcasazza@chexff.com

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

EQUITEX, INC.

By: /s/ Henry Fong
Henry Fong, President

                            FASTFUNDS FINANCIAL CORPORATION

By: /s/ Michael S. Casazza
Michael S. Casazza, Chief Executive Officer